UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF LOUISIANA

IN RE:                                                      NO. 95-12735-TMB
                                                            CHAPTER 11
CRESCENT CITY CAPITAL
DEVELOPMENT CORPORATION

DEBTOR                                               A REORGANIZATION CASE
                                                     UNDER CHAPTER 11 OF THE
                                                     BANKRUPTCY CODE


                                ORDER CONFIRMING PLAN

The Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code filed by Crescent City Capital Development Corporation ("Debtor" or "Crescent City") on March 15, 1996, having been transmitted to creditors and equity security holders and the First Immaterial Modification to the Second Amended Plan of Reorganization of Crescent City Capital Development Corporation (the "First Immaterial Modification")] having been duly filed; and

It having been determined that the First Immaterial Modification is immaterial; and it having been determined after hearing on notice that the requirements for confirmation set forth in 11 USC Sec. l 129(a) have been satisfied and that Reorganized Crescent City, the issuer of the Magic Notes pursuant to the Magic Indenture, and Jefferson Casino Corporation ("JCC") and C-M of Louisiana, Inc. ("CMLI"), the guarantors of the Magic Notes, is
each deemed	a debtor or successor to the Debtor within the meaning of 11

U.S.C. Sec. 1145(a);
                                               (STAMP ON EXHIBIT)
                                         I CERTIFY THAT THIS DOCUMENT
                                            IS A TRUE COPY OF THE
                                          ORIGINAL ON FILE IN THIS COURT
                                          /S/ FRANCES STARTY   MAY 13, 1996,
                                                    DEPUTY CLERK
                                          UNITED STATES BANKRUPTCY COURT
                                          EASTERN DISTRICT OF LOUISIANA

All terms which are not defined herein are as defined in the Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code as modified by the First Immaterial Modification;

ORDERED that the Second Amended Plan of Reorganization filed by Crescent City on March 15, 1996 with First Immaterial Modification is confirmed. A copy of the confirmed Plan and First Immaterial Modification is attached.

ORDERED that at the consummation of the Plan the Riverboat Assets, including but not limited to the MN Crescent City Queen, Official Number 1028319, shall be released free and clear of all existing mortgages, liens and/or encumbrances and that each mortgage, lien and other encumbrance attaching to the Riverboat Assets at the time of the consummation of the Plan shall be released as follows:

ORDERED that on the Effective Date the Secretary of State of Louisiana shall terminate and place of record such termination statement to fully terminate and erase from its record such termination statement to fully terminate and erase from its records the UCC Financing Statements as more specifically listed hereinbelow:

1. That certain UCC Financing Statement filed on February 11, 1994 under original file number 36-80863 in Orleans Parish, Louisiana, given by debtor, Crescent City Capital Development Corporation in favor of original secured party, First Trust National Association, as Trustee, covering" all of debtor's right, title and interest in all equipment, inventory, accounts, contract rights, general intangibles, deposit accounts, chattel paper, documents and instruments and all proceeds of the foregoing, whether now ... (see original)."

2. That certain UCC Financing Statement filed on February 11, 1994 under original file number 36-80864 in Orleans Parish, Louisiana, given by debtor, Crescent City Capital Development Corporation in favor of original secured party, First Trust National Association, as Trustee, covering "Hull No. 3009, being one (1) Riverboat Gaming Vessel, or Paddlewheel Casino Riverboat, having overall dimensions of 360'x99'xl4'. A description of the additional collateral covered by this financing statement (see original)".

3. That certain UCC Financing Statement filed on February 16, 1995 under original file number 36-91410 in Orleans Parish, Louisiana, given by debtor, Crescent City Capital Development Corporation in favor of original secured party, Gulf Gaming Equipment, Inc., subsequently assigned to Bally Gaming, Inc., covering "see exhibit 'A'. (1) Bally electronic gaming devices; any and all of borrowers present and future electronic gaming devices manufactured or distributed by Bally Gaming, Inc. (see original)."

4. That certain UCC Financing Statement filed on March 6, 1995 under original file number 36-91890 in Orleans Parish, Louisiana, given by debtor, Crescent City Capital Development Corporation in favor of original secured party, Jones Casino Supplies, Inc., covering "debtor's interest in all of the following, whether presently existing or hereafter acquired or arising in which debtor has or hereafter acquires any interest and wherever located (see original)".

5. That certain UCC Financing Statement filed on May 25, 1995 under original file number 09-928872 in Caddo Parish, Louisiana given by debtor, Crescent City Capital Development Corporation in favor of original security party, IGT, covering "debtors interest in the equipment shown on the attached schedule A and the proceeds and proceeds of sale thereof, proceeds of collateral are also covered".

ORDERED that on the Effective Date the United States Department of Transportation, U.S. Coast Guard/U.S. National Vessel Documentation Center, 2039 Stonewall Jackson Drive, Failing Waters, West Virginia 25419, shall cancel and erase and place of record such cancellation and erasure to fully cancel and erase from its record the following Preferred Mortgage(s) and/or Claims against that certain MN Crescent City Queen, Official Number 1028319, as more specifically listed hereinbelow:

1. That certain Preferred Mortgage dated March 23, 1995 recorded with the U.S. Coast Guard in Book 9503, page 252 given by Crescent City Capital Development Corporation in favor of First Trust National Association, as Trustee, in the amount of $135,000,000.00.

2. That certain Claim dated June 2, 1995 recorded with the U. S. Coast Guard in Book 9506, page 33 by Grimaldi/C.R. Pittman, Grimaldi Construction, Inc. and C.R. Pittman Construction Co., Inc. in the amount of
$11,404,802.00.

3. That certain Claim dated June 5, 1995 recorded with the U. S. Coast Guard in Book 9506, page 65 by BROADMOOR in the amount of $183,321.00.

4. That certain Claim dated June 6, 1995 recorded with the U. S. Coast Guard in Book 9506, page 74 by Arthur D. Darden, Inc. in the amount of $72,235.88.

5. That certain Claim dated June 5, 1995 recorded with the U. S. Coast Guard in Book 9506, page 81 by Imperial Trading Company, Inc. in the amount of $24,058.49.

6. That certain Claim dated June 5, 1995 recorded with the U. S. Coast Guard in Book 9506, page 82 by Delta Diversions, Inc. d/b/a Delta Gaming Company in the amount of $153,041.14.

7. That certain Claim dated June 6, 1995, recorded with the U. S. Coast Guard in Book 9506, page 84 by Midship Marine, Inc. in the amount of $53,664.81.

8. That certain Claim dated June 6, 1995, recorded with the U. S. Coast Guard in Book 9506, page 88 by C. Baxter, Jr. & Assocs. Int'l., Inc. in the amount of $72,405.39.

9. That certain Claim dated June 2, 1995, recorded with the U. S. Coast Guard in Book 9506, page 95 by Richard's Restaurant Supply, Inc. in the amount of $72,850.31.

10. That certain Claim dated June 8, 1995 recorded with the U. S. Coast Guard in Book 9506, page 133 by Crescent City Moving & Storage, Inc. in the amount of $98,482.00.

11. That certain Claim dated June 9, 1995, recorded with the U. S. Coast Guard in Book 9506, page 135 by River Marine Services, Inc. in the amount of $249,721.00.

12. That certain Claim dated June 9, 1995, recorded with the U. S. Coast Guard in Book 9506, page 140 by Limousine Livery, Ltd. in the amount of $1,160,000.00.

13. That certain Claim dated June 9, 1995, recorded with the U. S. Coast Guard in Book 9506, page 144 by Boland Marine & Manufacturing Company, Inc. in the amount of $14,464.64.

14. That certain Claim dated June 9, 1995, recorded with the U. S. Coast Guard in Book 9506, page 156 by Computer Technology Center, A Division of Universal Telephone Company, Inc. in the amount of $36,182.44.

15. That certain Claim dated June 9, 1995, recorded with the U. S. Coast Guard in Book 9506, page 157 by Communicore, Inc. d/b/a MULTICOM in the amount of $345,135.07.

16. That certain Claim dated June 12, 1995, recorded with the U. S. Coast Guard in Book 9506, page 165 by River Parish Disposal, Inc. in the amount of $55,957.50.

17. That certain Claim dated June 12, 1995, recorded with the U. S. Coast Guard in Book 9506, page 168 by Gulf South Systems, Inc. in the amount of $23,639.40.

18. That certain Claim dated June 13, 1995, recorded with the U. S. Coast Guard in Book 9506, page 178 by The Board of Commissioners of the Port of New Orleans, LA in the amount of $110,194.00.

19. That certain Claim dated June 13, 1995, recorded with the U. S. Coast Guard in Book 9506, page 194 by the City of New Orleans in the amount of $437,203.00.

20. That certain Claim dated June 13, 1995, recorded with the U. S. Coast Guard in Book 9506, page 195 by the City of New Orleans in the amount of $126,128.88.

21. That certain Claim dated June 16, 1995, recorded with the U. S. Coast Guard in Book 9506, page 242 by Bravo Special Events Management Company, A Division of Pete Fountain Productions, Inc. in the amount of $164,031.53.

22. That certain Claim dated June 16, 1995, recorded with the U. S. Coast Guard in Book 9506, page 243 by Jones Casino Supplies, Inc. in the amount of $421,859.26.

23. That certain Claim dated June 17, 1995, recorded with the U. S. Coast Guard in Book 9506, page 259 by Ammon & Associates, Inc. in the amount of $16,236.70.

24. That certain Claim dated June 13, 1995, recorded with the U. S. Coast Guard in Book 9506, page 265 by Hotard Coaches, Inc. in the amount of $76,810.00.

25. That certain Claim dated June 15, 1995, recorded with the U. S. Coast Guard in Book 9506, page 271 by Helm Paint & Supply, Inc. in the amount of $2,301.00.

26. That certain Claim dated June 9, 1995, recorded with the U. S. Coast Guard in Book 9506, page 302 by State of Louisiana, Department of Revenue and Taxation in the amount of $4,389,125.00.

27. That certain Claim dated June 22, 1995, recorded with the U. S. Coast Guard in Book 9506, page 313 by City of New Orleans, Bureau of Revenue in the amount of $126,128.88.

28. That certain Claim dated June 28, 1995, recorded with the U. S. Coast Guard in Book 9506, page 339 by International Electronic Protection, Ltd. in the amount of $326,774.64.

29. That certain Claim dated June 14, 1995, recorded with the U. S. Coast Guard in Book 9506, page 341 by Bayou Beouf Electric of Alabama, Inc. in the amount of $92,990.20.

30. That certain Claim dated July 3, 1995, recorded with the U. S. Coast Guard in Book 9507, page 6 by Directions In Design, Inc. in the amount of $326,993.10.

31. That certain Claim dated July 6, 1995, recorded with the U. S. Coast Guard in Book 9507, page 120 by Michael T. Roberts d/b/a MTR Design Service in the amount of $1,295.40.

32. That certain Claim dated July 6, 1995, recorded with the U. S. Coast Guard in Book 9507, page 121 by Consolidated Electrical Distributors, Inc. d/b/a .-ED in the amount of $1,477.72.

33. That certain Claim dated July 12, 1995, recorded with the U. S. Coast Guard in Book 9507, page 124 by City of New Orleans, Bureau of Revenue in the amount of $1,125,979.24.

34. That certain Claim dated July 12, 1995, recorded with the U. S. Coast Guard in Book 9507, page 125 by City of New Orleans, Bureau of Revenue in the amount of $324,167.39.

35. That certain Claim dated July 13, 1995, recorded with the U. S. Coast Guard in Book 9507, page 152 by TCS America, Inc. in the amount of $22,190.00.

36. That certain Claim dated July 14 1995, recorded with the U. S. Coast Guard in Book 9507, page 154 by H.J.M. Machine Shop, Inc. in the amount of $61,471.18.

37. That certain Claim dated July 17, 1995, recorded with the U. S. Coast Guard in Book 9507, page 193 by GDC, Inc. in the amount of $74,978.00.

38. That certain Claim dated July 18, 1995, recorded with the U. S. Coast Guard in Book 9507, page 194 by Priority EMS, Inc. in the amount of $36,864.1 0.

39. That certain Claim dated July 17, 1995, recorded with the U. S. Coast Guard in Book 9507, page 196 by Bender Shipyard, Inc. in the amount of $833,078.91.

40. That certain Claim dated July 17, 1995, recorded with the U. S. Coast Guard in Book 9507, page 219 by Magnolia Marketing Company in the amount of $17,247.60.

41. That certain Claim dated August 2, 1995, recorded with the U. S. Coast Guard in Book 9508, page 41 by Radiofone, Inc. in the amount of $68,015.00.

42. That certain Claim dated August 2, 1995, recorded with the U. S. Coast Guard in Book 9508, page 42 by Partysist, Inc. in the amount of $3,711.50.

43. That certain Claim dated August 8, 1995, recorded with the U. S. Coast Guard in Book 9508, page 44 by Food Art, Inc. in the amount of $19,993.08.

44. That certain Claim dated September 19,1995, recorded with the U. S. Coast Guard in Book 9509, page 74 by D & L Equipment, Inc. in the amount of $1,324.36.

45. That certain Claim dated September 19, 1995, recorded with the U. S. Coast Guard in Book 9509, page 75 by American Machinery Movers, Inc. in the amount of $15,881.00.

46. That certain Claim dated September 20, 1995, recorded with the U. S. Coast Guard in Book 9509, page 89 by New Orleans International Cruise Ship Terminal, Inc. in the amount of $1,600.00.

47. That certain Claim dated November 15, 1995, recorded with the U. S. Coast Guard in Book 95-5, page 734, by Bayou Boeuf Electric of Alabama, Inc. in the amount of $92,990.20.

48. That certain Claim dated December 5, 1995, recorded with the U. S. Coast Guard in Book 95-9, page 381 by American Machinery Movers, Inc. in the amount of $15,881.00 (refers to Book 9509, page 75).

ORDERED that on the Effective Date, Sandra M. Hardin, the Clerk of Court and Ex-Officio Recorder of Mortgages for Plaquemines Parish shall cancel from the records of her office the liens, mortgages, security interests, privileges and/or encumbrances more specifically listed hereinbelow:

1. Liens and/or encumbrances in favor of Grinnell Fire Protection Systems Co., a division of Grinnell Corp.:

(a)   MOB 244, folio 639 Statement of Claim.
(b)   MOB 244, folio 670 in amount of $46,198.00.
(c)   MOB 245, folio 11 19 Supplement to Affidavit of Lien.
(d)   MOB 245, folio 1134 Supplemental in amount of $66,429.21.

2. MOB 247, folio 494 in favor of Bender Shipyard, Inc. in the amount of $833,078.91.

ORDERED that on the Effective Date, Michael P. McCrossen, the Recorder of Mortgages for the Parish of Orleans shall cancel from the records of his office the liens, mortgages, security interests, privileges and/or encumbrances more specifically listed hereinbelow:

1. Mortgage Office Instrument No. 309446 in favor of Insulation Sales & Service, Inc. in the amount of $370,809.00.

2. Mortgage Office Instrument No. 309447 in favor of Insulation Sales & Service, Inc. in the amount of $86,487.00.

3. Mortgage Office Instrument No. 310749 in favor of Grinnell Fire Protection Systems Co., a division of Grinnell Corp. in the amount of $66,429.21.

4. Mortgage Office Instrument No. 310750 in favor of Grinnell Fire Protection Systems Co., a division of Grinnell Corp. in the amount of $66,429.21.

5. Mortgage Office Instrument No. 312349 in favor of Broadmoor in the amount of $810,349.00.

6. Mortgage Office Instrument No. 315001 in favor of Lucien T. Vivien & Associates, Inc. in the amount of $9,400.00.

7. Mortgage Office Instrument No. 31501 0 in favor of Lucien (Luciet) T. Vivien & Associates, Inc. in the amount of $24,676.59.

B. Mortgage Office Instrument No. 315011 in favor of Lucien T. Vivien & Associates, Inc. in the amount of $5,985.00.

9. Mortgage Office Instrument No. 316714 in favor of The Ellis Company, Inc. in the amount of $42,977.00.

10. Mortgage Office Instrument No. 316838 in favor of Hewitt-Washington & Associates, Architects.

11. Mortgage Office Instrument No. 316873 in favor of Grimaldi/C.R. Pittman, A Joint Venture in the amount of $11,404,802.00.

12. Mortgage Office Instrument No. 316943 in favor of George M. Raymond Company in the amount of $58,353.45.

13. Mortgage Office Instrument No. 316944 in favor of George M. Raymond Company in the amount of $1,000,871.50.

14. Mortgage Office Instrument No. 317015 in favor of Lyons & Hudson Architects, Ltd. in the amount of $216,700.00.

15. Mortgage Office Instrument No. 317157 in favor of Delta Diversions, Inc. d/b/a Delta Gaming Co. in the amount of $153,041.14.

16. Mortgage Office Instrument No. 317158 in favor of Imperial Trading Co., Inc. in the amount of $24,058.49.

17. Mortgage Office Instrument No. 317161 in favor of Gandolfo Kuhn & Associates in the amount of $25,726.00.

18. Mortgage Office Instrument No. 317162 in favor of Morphy Makofsky, Inc. in the amount of $181,347.20.

19. Mortgage Office Instrument No. 317163 in favor of Design Consortium, Ltd. in the amount of $165,494.00.

20. Mortgage Office Instrument No. 317165 in favor of Bender Shipyard, Inc. in the amount of $833,078.91.

21. Mortgage Office Instrument No. 317232 in favor of William A. De La Houssaye, Inc. in the amount of $42,902.57.

22. Mortgage Office Instrument No. 317234 in favor of Searcy Steel Company, Inc./Russellville in the amount of $833,078.91.

23. Mortgage Office Instrument No. 317247 in favor of Technifex, Inc. in the amount of $140,827.00.

24. Mortgage Office Instrument No. 317282 in favor of Burk-Kleinpeter, Inc. in the amount of $102,399.81,

25. Mortgage Office Instrument No. 317287 in favor of the City of New Orleans in the amount of $126,128.88.

26. Mortgage Office Instrument No. 317288 in favor of the City of New Orleans in the amount of $126,128.88.

27. Mortgage Office Instrument No. 317305 in favor of the City of New Orleans in the amount of $437,203.00.

28. Mortgage Office Instrument No. 317308 in favor of the City of New Orleans in the amount of $437,203.00.

29. Mortgage Office Instrument No. 317309 in favor of the City of New Orleans in the amount of $437,203.00.

30. Mortgage Office Instrument No. 31731 0 in favor of the City of New Orleans in the amount of $437,203.00.

31. Mortgage Office Instrument No. 317318 in favor of Hercules Sheet Metal, Inc. in the amount of $388,277.47.

32. Mortgage Office Instrument No. 317341 in favor of Eustis Engineering Company, Inc. in the amount of $27,072.25.

33. Mortgage Office Instrument No. 317395 in favor of the City of New Orleans in the amount of $437,203.00.

34. Mortgage Office Instrument No. 317398 in favor of Balar Associates, Inc. in the amount of $241,077.90.

35. Mortgage Office Instrument No. 317399 in favor of Urban Systems, Inc. in the amount of $20,914.64.

36.   Mortgage Office Instrument No. 317414 in favor of Boh Bros.
Construction Co., L.L.C. in the amount of $170,627.50.

37. Mortgage Office Instrument No. 317469 in favor of HJM Machine Shop, Inc. in the amount of $123,148.96.

38. Mortgage Office Instrument No. 317574 in favor of the Delta Testing and Inspection, Inc. in the amount of $25,787.35.

39. Mortgage Office Instrument No. 317575 in favor of the Delta Testing and Inspection, Inc. in the amount of $13,710.40.

40. Mortgage Office Instrument No. 317576 in favor of the Delta Testing and Inspection, Inc. in the amount of $4,609.25.

41. Mortgage Office Instrument No. 317577 in favor of the Delta Testing and Inspection, Inc. in the amount of $5,527.12.

42. Mortgage Office Instrument No. 317747 in favor of Reginald Sheffield Smith, Jr. in the amount of $36,097.20.

43. Mortgage Office Instrument No. 317769 in favor of Southern Heater Company, Inc. in the amount of $5,592.73.

44. Mortgage Office Instrument No. 317814 in favor of the State of Louisiana in the amount of $6,422,813.00.

45. Mortgage Office Instrument No. 317815 in favor of the State of Louisiana in the amount of $103,125.00.

46. Mortgage Office Instrument No. 317816 in favor of the State of Louisiana in the amount of $1,524,847.00.

47. Mortgage Office Instrument No. 317818 in favor of the State of Louisiana in the amount of $15,000.00.

48. Mortgage Office Instrument No. 317819 in favor of the State of Louisiana in the amount of $3,180,000.00.00.

49. Mortgage Office Instrument No. 317820 in favor of the State of Louisiana in the amount of $1,175,000.00.

50. Mortgage Office Instrument No. 317821 in favor of the State of Louisiana in the amount of $19,125.00.

51. Mortgage Office Instrument No. 317848 in favor of the Frischertz Electric Company, Inc. in the amount of $1,279,621.50.

52. Mortgage Office Instrument No. 318092 in favor of the City of New Orleans in the amount of $126,128.88.

53. Mortgage Office Instrument No. 318348 in favor of LTH Construction, Inc. in the amount of $733,190.00.

54. Mortgage Office Instrument No. 318445 in favor of Carlo Ditta, Inc. in the amount of $79,375.43.

55. Mortgage Office Instrument No. 318525 in favor of Interior Systems Enterprises, Inc. in the amount of $56,829.91.

56. Mortgage Office Instrument No. 318526 in favor of Interior Systems Enterprises, Inc. in the amount of $56,829.91.

57. Mortgage Office Instrument No. 318759 in favor of Rust Scaffold Rental & Erection, Inc. in the amount of $175,482.45.

58. Mortgage Office Instrument No. 319186 in favor of Interior Systems Enterprises, Inc. in the amount of $111,636.14.

59. Mortgage Office Instrument No. 319196 in favor of Culinary Design and Fixture, Inc. in the amount of $167,343.00.

60. Mortgage Office Instrument No. 319197 in favor of Ammon & Associates, Inc. in the amount of $16,236.70.

61.   Mortgage Office Instrument No. 319721 in favor of Grimaldi
Construction, Inc.  And C. R. Pittman in the amount of $56,829.91.

62. Mortgage Office Instrument No. 319853 in favor of Air-Side Equipment, Inc. in the amount of $8,921.65.

63. Mortgage Office Instrument No. 319884 in favor of Lerch Bates North America, Inc. in the amount of $7,870.96.

64. Mortgage Office Instrument No. 320133 in favor of Midstate Painting & Wallpapering Co., Inc. in the amount of $82,981.49.

65. Mortgage Office Instrument No. 320226 in favor of Rolf Jensen & Associates, Inc. in the amount of $16,115.04.

66. Mortgage Office Instrument No. 320366 in favor of Prime Equipment in the amount of $14,410.75.

67. Mortgage Office Instrument No. 321235 in favor of Primary Electric, Inc. in the amount of $39,461.00.

68. Mortgage Office Instrument No. 321371 in favor of Smith, Nelson & Oatis in the amount of $17,619.14

69. Mortgage Office Instrument No. 321846 in favor of the City of New Orleans in the amount of $1,125,979.24.

70. Mortgage Office Instrument No. 321848 in favor of the City of New Orleans in the amount of $1,125,979.24.

71. Mortgage Office Instrument No. 321850 in favor of the City of New Orleans in the amount of $324,167.39.

72. Mortgage Office Instrument No. 321851 in favor of the City of New Orleans in the amount of $1,125,797.24.

73. Mortgage Office Instrument No. 321852 in favor of the City of New Orleans in the amount of $324,167.39.

74. Mortgage Office Instrument No. 321882 in favor of LTH Construction, Inc. in the amount of $923,341.00.

75. Mortgage Office Instrument No. 321883 in favor of Grimaldi/C.R. Pittman in the amount of $12,251,740.00.

76.   Mortgage Office Instrument No. 323303 in favor of the City of New
Orleans.

77. Mortgage Office Instrument No. 328833 in favor of Rust Scaffold Rental & Erection, Inc. in the amount of $182,304.23.

78. Mortgage Office Instrument No. 329463 in favor of Culinary Design and Fixture, Inc.

79. Mortgage Office Instrument No. 330088 in favor of The Larson Company in the amount of $326,372.00.

ORDERED that if on or before the Effective Date, Bally Gaming, Inc. Is not satisfied or agreement is not reached between Reorganized Crescent City and Bally Gaming, Inc. as to the treatment, payment and securitization of Bally Gaming, Inc.'s Claim, the cancellation of the Bally Gaming, Inc. UCC Financing Statement, referred to herein, shall be ineffective, and the Secretary of State shall not cancel said UCC Financing Statement.

ORDERED that the Magic Notes to be issued pursuant to the Magic Indenture are exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security provided in 11 U.S.C. Sec. l 145, except with respect to an entity that is an underwriter as defined in 11 U.S.C. Sec. l 145(b).

ORDERED that except as otherwise provided in the Plan, on the Effective Date of the Plan, in accordance with sections 1141(b) and 1141(c) of the Bankruptcy Code, all property of the Debtor's estate which is to be vested in the Reorganized Crescent City is hereby vested in the Reorganized Crescent City free and clear of all claims and interests of creditors and equity security holders of the Debtor and all other property is conveyed in accordance with the terms of the Plan.

ORDERED that except as otherwise provided in the Plan, and effective upon the occurrence of the Effective Date of the Plan, in accordance with section 1141(d) of the Bankruptcy Code, Reorganized Crescent City be, and it hereby is, discharged of and from any and all debts and Claims that arose against it before the Effective Date including, without limitation, any debt or Claim of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based on such a debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) such Claim is allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has accepted the Plan.

ORDERED that the commencement or continuation of any action, the employment of process, or any act to collect, recover or offset any debt discharged hereunder as a personal liability of the Reorganized Crescent City, or from property of the Reorganized Crescent City, be, and it hereby is, permanently enjoined, stayed and restrained.

ORDERED that this Court's previous order confirming the Debtor's First Amended Plan of Reorganization, entered on January 12, 1996 is hereby revoked.

          New Orleans, Louisiana, this 29th day of April, 1996.


                                                  /S/ T. M. BRAHNEY
                                             ----------------------------
                                                 JUDGE T. M. BRAHNEY
                                            UNITED STATES BANKRUPTCY JUDGE